UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2011

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 500, 2030 Hamilton Place Blvd., Chattanooga, TN 37421
(Address of principal executive office, including zip code)

(423) 855-0001
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Effective March 28, 2011, CBL & Associates Properties, Inc. (the “Company”), pursuant to the terms of the Fourth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) of CBL & Associates Limited Partnership, the Company’s operating partnership (the “Operating Partnership”), issued 125,100 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) in response to an exchange notice received February 24, 2011 from the Frankel Midland Limited Partnership, covering an aggregate of 125,100 Series J Special Common Units of limited partnership (J-SCUs) in the Operating Partnership.  The Company elected to issue Common Stock in response to this exchange notice pursuant to the Company’s right to deliver either shares of the Company’s Common Stock or their cash equivalent (as determined pursuant to the Partnership Agreement) to complete the exchange.

We believe the issuance of these shares is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because it does not involve a public offering or sale.  No underwriters, brokers or finders were involved in these transactions.

Item 8.01	Regulation FD Disclosure.

Exercise of CBL’s Conversion Rights for Series J Special Common Units

CBL Holdings I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, acting in its capacity as the sole general partner of the Operating Partnership, has exercised the Operating Partnership’s rights under the Partnership Agreement to convert all of the 15,435,754 outstanding J-SCUs to Common Units of limited partnership in the Operating Partnership, with such conversion to be effective as of March 31, 2011.  Prior to the Operating Partnership’s exercise of this conversion right, the J-SCUs received a minimum distribution equal to $0.3628125 per unit per quarter ($1.45125 per unit per year), subject to certain adjustments if the distribution on the common units is equal to or less than $0.21875 for four consecutive quarters.  Following such conversion, the Common Units issued in exchange for the J-SCUs will receive quarterly distributions in an amount equal to the quarterly dividends declared and paid on the Company’s outstanding shares of Common Stock.

Registration of Certain Common Shares for Resale by Selling Stockholders

In conjunction with the filing of this report, the Company also is filing a Prospectus Supplement dated March 30, 2011 to the base Prospectus dated August 7, 2009 under our current shelf registration statement on file with the Securities and Exchange Commission, registering 1,355,671 shares of Common Stock for resale by selling stockholders named therein.  The Company issued these shares to the selling stockholders pursuant to prior exchange notices received from such parties covering J-SCUs in the Operating Partnership, in exercise of the Company’s right to deliver either shares of Common Stock or their cash equivalent (as determined pursuant to the Partnership Agreement) to complete such exchanges.  The shares being registered include the 125,100 shares issued as of March 28, 2011 to the Frankel Midland Limited Partnership, as described in Item 3.02 of this report.  The remaining 1,230,571 shares being registered for resale constitute a portion of the 9,807,013 shares of common stock issued by the Company on December 20, 2010 in connection with exchange notices received from seven trusts for the benefit of members of the family of David H. Jacobs pursuant to the terms of the Partnership Agreement.  The trusts holding the remaining 8,576,442 shares issued in this exchange have also notified the Company that they intend to proceed with an orderly liquidation of such shares as appropriate, based on pricing and availability, either through exercise of their registration rights under a registration rights agreement between us and such holders dated January 31, 2001 or through other available means exempt from the registration requirements of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit Number	Description
5.4	Opinion of Husch Blackwell LLP as to the legality of registered securities.
8.3	Tax opinion of Husch Blackwell LLP, counsel for the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ John N. Foy
John N. Foy
Vice Chairman,
Chief Financial Officer, Treasurer
and Secretary

Date: March 30, 2011